SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 7, 2010

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(916) 776-2166
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

The Company’s current auditors, Cordovano and Honeck, LLP, have informed our Board of Directors that they desire to resign as the Company principal account.  Accordingly, effective May 7, 2010, our Board of Directors approved the retention of Larry O’Donnell, CPA, P.C., 2228, South Fraser Street, Unit I, Aurora, Colorado 80014 (“O’Donnell”), as the Company’s principal accountant to audit the Company’s financial statements.

Cordovano and Honeck, LLP audited the Company’s financial statements for its 2008 and 2009 fiscal years.  The audit reports of Cordovano and Honeck, LLP on the Company’s financial statements for the 2008 and 2009 fiscal years were qualified with the following going concern language:  “the accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a limited operating history, limited funds, and a working capital deficit, which raises a substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years and any subsequent interim period preceding the resignation of Cordovano and Honeck, LLP, there were no reportable events or disagreements with Cordovano and Honeck, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Cordovano and Honeck, LLP, would have caused the Company to make reference to the subject matter of the disagreement(s) in connection with this report.

The Company has provided a copy of this disclosure to Cordovano and Honeck, LLP, and requested that Cordovano and Honeck, LLP, furnish the Company with a letter, within the time periods prescribed by Item 304 (a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether Cordovano and Honeck, LLP agrees with the statements made by the Company and, if not, stating the respects in which Cordovano and Honeck, LLP, does not agree.

A copy of the former accountants’ response to this Report on Form 8-K is attached hereto as Exhibit 16.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEXUS GOLD US
/s/	Paul D. Thompson _________________________
By:	Paul D. Thompson
Its:	President